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CUSIP No. 875378100

                                    Exhibit 1


                                POWER OF ATTORNEY



             KNOW ALL MEN BY THESE PRESENTS, that the undersigned, ROHIT M. DESAI, does hereby constitute and appoint KATHY T. ABRAMSON (the "Attorney-in-Fact"), to be his true and lawful attorney-in-fact and agent, with full power to act individually for him and in his name, place and stead to do the following acts and to exercise the following powers at any time and from time to time:

             I. To take any and all actions on his behalf which the undersigned could do if he were personally present with respect to the preparation, execution, filing and delivery of any and all Forms 3, Forms 4 and Forms 5 or amendments thereto or related instruments (collectively, the "Forms") now required or which may hereafter be required or permitted to be made by the undersigned, Desai Capital Management Incorporated, Rohit M. Desai Associates, Rohit M. Desai Associates-II, Equity-Linked Investors, L.P., Equity-Linked Investors-II or any other entity for which the undersigned is a partner or officer, pursuant to Section 16 of the Securities Exchange Act of 1934, as amended.

             II. To take any and all actions on his behalf which the undersigned could do if he were personally present with respect to the preparation, execution, filing and delivery of any and all Schedules 13D and 13G or amendments thereto or related instruments (collectively, the "Schedules") now required or which may hereafter be required or permitted to be made by the undersigned, Desai Capital Management Incorporated, Rohit M. Desai Associates, Rohit M. Desai Associates-II, Equity-Linked Investors, L.P., Equity-Linked Investors-II or any other entity for which the undersigned is a partner or officer, pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

             III. In connection with the foregoing power, the Attorney-in-Fact is hereby authorized:
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CUSIP No. 875378100

                  A.       to prepare and execute any such Forms and/or
              Schedules;

                  B. to file such Forms and/or Schedules or cause them to be filed with the Securities and Exchange Commission and with such national securities exchanges and other persons and entities as may be required; and

                  C. to execute and/or deliver any and all documents relating to any of the matters referred to in paragraphs
              (a) and (b) above, and to make any changes in such documents as such Attorney-in-Fact shall deem appropriate.

              The undersigned does hereby ratify and confirm all that the Attorney-in-Fact shall lawfully do or cause to be done by virtue hereof.

              IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 7th day of April, 1993.



                                              /s/ Rohit M. Desai
                                              -----------------------------
                                              Rohit M. Desai